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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 200,000 shares of common stock of our report dated March 19, 2003 relating to the financial statements and financial statement schedule, which appears in Dyax Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS